                                                                   EXHIBIT 10.46

                               AMENDMENT NO. 5 TO

                           LOAN AND SECURITY AGREEMENT

         AMENDMENT NO. 5, dated as of July 10, 1998, to the LOAN AND SECURITY AGREEMENT, dated as of March 28, 1997, as amended by the FIRST AMENDMENT dated as of April 10, 1997, the SECOND AMENDMENT dated as of July 1, 1997, the THIRD AMENDMENT dated as of August 1, 1997 and the FOURTH AMENDMENT dated as of November 22, 1997 (as so amended, the "Loan and Security Agreement"), between FOOTHILL CAPITAL CORPORATION, a California corporation, with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and DORSEY TRAILERS, INC., a Delaware corporation, with its chief executive offices located at 2727 Paces Ferry Road, One Paces Ferry West, Suite 1700, Atlanta, Georgia 30339.

                                    Preamble

         The Borrower has requested Foothill to amend the Loan and Security Agreement to provide for an overadvance not to exceed $2,000,000 through and including August 31, 1998. Accordingly, the Borrower and Foothill hereby agree as follows:

         1. Definitions. All terms used herein which are defined in the Loan and Security Agreement and not otherwise defined herein are used herein as defined therein.

         2. Section 1.1 of the Loan and Security Agreement. Section 1.1 of the Loan and Security Agreement is hereby amended as follows:

            (a) Designated Work in Process Trailer Inventory. The definition of the term "Designated Work in Process Trailer Inventory" is hereby added to read as follows:

            ""Designated Work in Process Trailer Inventory" means Inventory consisting of work in process trailers that upon completion shall be held for sale in the ordinary course of Borrower's business, that are located at Borrower's premises identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting and applicable to work in process Inventory made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. An item of work in process Inventory shall not be included in Designated Work in Process Trailer Inventory if:

            (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

            (b) it is not located at one of the locations set forth on Schedule E-1;

            (c) it is not located on property owned or leased by Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

            (d) it is not subject to a valid and perfected first priority security interest in favor of Foothill;

            (e) it constitutes spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment; or

            (f) it is subject to any licensing or similar requirements that would limit the right of Borrower or Foothill to sell such item."

         (b) Overadvance Amount. The definition of the term "Overadvance Amount" is hereby amended in its entirety to read as follows:

             ""Overadvance Amount." means (i) $2,000,000, from July 1, 1998 through and including August 31, 1998, and (ii) $0.00, after August 31, 1998; provided, however, if at any time the Borrower shall hold less than 180 units of Designated Work In Process Trailer Inventory, Foothill may in its sole discretion reduce the Overadvance Amount in whole or in part."

         3. Borrowing Base. Clause (z) of Section 2.1(a) of the Loan and Security Agreement is hereby amended in its entirety to read as follows and the following subsection (aa) is added to the end of Section 2.1(a):

            "(z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b), minus

            (aa) the positive difference if any of (A) the Overadvance Amount, minus (B) an amount equal to twenty five percent (25%) of the amount of the credit availability created by clauses (x), (y) and (z) above."

         4. Section 2.10 of the Loan and Security Agreement. Section 2.10(g) of the Loan and Security Agreement is hereby amended in its entirety to read as follows:

            "(g) Overadvance Fee. If, on any day after August 31, 1998, an Overadvance exists, at the election of Foothill, the Borrower will pay Foothill a fee equal $1,000 per day for each day that an Overadvance exists."

         5. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Effective Date"):

         (a) The representations and warranties contained in this Amendment and in Section 5 of the Loan and Security Agreement and each other Loan Document shall be correct on and as of the Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date); no Default or Event of Default shall have occurred and be continuing on the Effective Date or result from this Amendment becoming effective in accordance with its terms.

         (b) Foothill shall have received a counterpart of this Amendment, duly executed by the Borrower.

         (c) The Borrower shall pay to Foothill a non-refundable amendment fee of $50,000, which fee is earned in full on the date hereof.

         (d) All legal matters incident to this Amendment shall be satisfactory to Foothill and its counsel.

         6. Representations and Warranties. The Borrower hereby represents and warrants to Foothill as follows:

         (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, authority and legal right to execute, deliver and perform this Amendment, and to perform the Loan and Security Agreement, as amended hereby.

         (b) The execution, delivery and performance of this Amendment by the Borrower, and the performance by the Borrower of the Loan and Security Agreement, as amended hereby (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws or any applicable law, and (iii) except as provided in the Loan Documents, do not and will not result in the creation of any Lien upon or with respect to any of its respective properties.

         (c) This Amendment and the Loan and Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.

         (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Loan and Security Agreement as amended hereby.

         (e) The representations and warranties contained in Section 7 of the Loan and Security Agreement and each other Loan Document are correct on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing on and as of the Effective Date or will result from this Amendment becoming effective in accordance with its terms.

         7. Continued Effectiveness of the Loan and Security Agreement and Loan Documents. The Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Amendment all references in any such Loan Document to "the Loan and Security Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan and Security Agreement shall mean the Loan and Security Agreement as amended by this Amendment; and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Foothill, or to grant a security interest in or Lien on, any collateral as security for the obligations of the Borrower from time to time existing in respect of the Loan and Security Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.

         8. Miscellaneous.

         (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

         (d) The Borrower will pay on demand all reasonable fees, costs and expenses of Foothill in connection with the preparation, execution and delivery of this Amendment including, without limitation, reasonable fees disbursements and other charges of Schulte Roth & Zabel LLP, counsel to Foothill.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered.

                             DORSEY TRAILERS, INC.,

                             a Delaware corporation

                            By: /s/ James E. Clements
                                ---------------------------------------
                                Name: James E. Clements
                                Title: Vice-President Finance

                            FOOTHILL CAPITAL CORPORATION,
                            a California corporation

                            By: /s/ Victor D. Barwig
                                ---------------------------------------
                                Name: Victor D. Barwig
                                Title: Vice-President